Exhibit 99.1

Sutter Rock Capital Corp. Declares $0.12 Per Share Dividend

SAN FRANCISCO, Calif., December 20, 2019 (GLOBE NEWSWIRE) – Sutter Rock Capital Corp. (“Sutter Rock” or the “Company”) (Nasdaq:SSSS), a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies, today announced the Company’s Board of Directors has declared a dividend in the amount of $0.12 per share payable on January 15, 2020 to the Company’s stockholders of record as of the close of business on December 31, 2019. The dividend will be paid in cash.

As previously announced by Sutter Rock on November 15, 2019, in addition to the dividend of $0.20 per share declared on November 5, 2019, the Company expected to declare an subsequent dividend in the range of $0.05 to $0.50 per share. This expected range was subject to the outcome of the then-outstanding modified “Dutch Auction” tender offer and ongoing M&A activity in Sutter Rock’s investment portfolio during the fourth quarter of the year.

At this time, the Company is still awaiting the outcome of the anticipated merger of Sutter Rock portfolio company Parchment Inc. with Credentials Solutions (the “Parchment Merger”). Parchment Inc. is a leading platform for issuing and receiving academic and professional credentials and Credentials Solutions is a leading higher education transcript service provider.

If the Parchment Merger closes prior to year-end, Sutter Rock expects to declare a 2019 spill-over dividend to be paid in January 2020, which, when aggregated with this $0.12 per share dividend, would result in the total of the two dividends being at the high end of the previously announced range.

All 2019 Sutter Rock dividends declared to date are expected to be reported as capital gains dividends and treated as long-term capital gains by stockholders. Sutter Rock does not anticipate having any investment company taxable income for the current year; therefore, the Company does not expect any portion of the current year dividends to be ordinary dividends.

Certain Information Regarding the Dividend

The date of declaration and amount of any additional dividends are subject to the sole discretion of the Company’s Board of Directors.

The aggregate amount of the dividends declared and paid by Sutter Rock will be fully taxable to stockholders. The tax character of Sutter Rock’s dividends cannot be finally determined until the close of the Company’s taxable year (December 31). Sutter Rock will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

About Sutter Rock Capital Corp.

Sutter Rock Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Sutter Rock is headquartered in San Francisco, CA. www.sutterrock.com

Forward-Looking Statements

Statements included herein, including statements regarding Sutter Rock's beliefs, expectations, intentions or strategies for the future, may constitute "forward-looking statements". Sutter Rock cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Sutter Rock's actual results to differ from management's current expectations are contained in Sutter Rock's filings with the Securities and Exchange Commission. Sutter Rock undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Contact

Sutter Rock Capital Corp.

(650) 235-4769

IR@sutterrock.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@sutterrock.com